BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS FOR THE QUARTER

AND NINE MONTHS ENDED JUNE 30, 2007 AND DECLARES CASH DIVIDEND

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HONOLULU, HAWAII, August 13, 2007 -- Barnwell Industries, Inc., (AMEX-BRN) today reported net earnings of $743,000 ($0.09 per share – diluted) and $3,115,000 ($0.36 per share – diluted) for the three and nine months ended June 30, 2007, respectively, as compared to net earnings of $3,032,000 ($0.35 per share – diluted) and $12,795,000 ($1.47 per share – diluted) for the three and nine months ended June 30, 2006, respectively.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “The decline in net earnings was principally due to decreased earnings from Kaupulehu Developments, our 78%-owned real estate development partnership, which closed a real estate transaction in the three months ended June 30, 2006 from which Barnwell recognized net revenues of $6,197,000. Net earnings for the nine months ended June 30, 2006 also included deferred tax benefits of $4,130,000 related to foreign tax credit carryforwards and $1,094,000 of deferred tax benefits due to a reduction of Canadian income tax rates. Also, the nine months ended June 30, 2006 included a $700,000 gain from the sale of a drill rig and no such gain occurred this year.

“In comparison to last year, oil and natural gas revenues increased $765,000 (9%) for the three months ended June 30, 2007 due to an increase in prices for natural gas and decreased $3,332,000 (11%) for the nine months ended June 30, 2007 due to decreases in prices for all petroleum products.

“In this past quarter the Company acquired a 1.2% passive interest in Kona Village Resort on the Island of Hawaii adjacent to both Hualalai Resort and Lot 4A of Kaupulehu. Additionally, our 80%-owned venture, which plans to acquire house lots for investment and construct single-family homes for sale, purchased two house lots this quarter in the Lot 4A Increment I area of Kaupulehu, North Kona, on the Island of Hawaii and construction of the first house is estimated to begin next month.”

Barnwell Industries also announced today that its Board of Directors has declared a cash dividend of $0.05 per share, payable September 21, 2007, to stockholders of record on September 7, 2007.

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Barnwell Industries, Inc.

August 13, 2007

IMMEDIATE RELEASE

Page Two

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the year ended September 30, 2006 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues	$ 11,813,000	$17,147,000	$ 36,244,000	$ 48,215,000

Net earnings	$ 743,000	$ 3,032,000	$ 3,115,000	$ 12,795,000

Earnings
per share – basic	$ 0.09	$ 0.37	$ 0.38	$ 1.57

Earnings
per share – diluted	$ 0.09	$ 0.35	$ 0.36	$ 1.47

Weighted average common
shares outstanding:
Basic	8,224,605	8,169,060	8,196,030	8,169,060

Diluted	8,613,386	8,738,768	8,630,606	8,720,846